UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006 (April 25, 2006)

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
NORTH SHORE GAS COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-2642766
Illinois	2-26983	36-1613900
Illinois	2-35965	36-1558720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 20, 2006, Moody’s Investors Service, Inc. (“Moody’s) announced that it has downgraded the rating of Peoples Energy Corporation’s long-term senior unsecured debt from A3 to Baa2. Moody’s also downgraded the rating of the senior secured debt of The Peoples Gas Light and Coke Company and North Shore Gas Company from Aa3 to A1. For each company, Moody’s maintains its negative outlook. The Prime-2 rating of Peoples Energy’s commercial paper and Prime-1 rating of Peoples Gas’ commercial paper were not under review.

As a result of the downgrade of its long-term senior unsecured debt, Peoples Energy Corporation expects that it will need to increase the amount of cash collateral held by counterparties with respect to various price swaps, options, collars and other derivative instruments used by the company to hedge commodity price, volume, and basis risk. Management does not expect the increased cash deposit requirement to have a material adverse affect on the Company’s liquidity or cash flow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY NORTH SHORE GAS COMPANY
(Registrants)

Date: April 25, 2006	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Executive Vice President and Chief Financial Officer